                                                                    EXHIBIT 23.5


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 28, 2003, (except for Note 18, as to which the date is June 9, 2003), with respect to the financial statements and schedules of Crown American Realty Trust incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Pennsylvania Real Estate Investment Trust for the registration of 2,761,230 shares of beneficial interest.



/s/ Ernst & Young LLP

McLean, Virginia
December 1, 2003